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Exhibit 10.51

FLOWSERVE CORPORATION

2002 RESTRICTED STOCK UNIT PLAN

ARTICLE 1.    GENERAL PROVISIONS

Section 1. Purpose

        The purpose of the Flowserve Corporation 2002 Restricted Stock Unit Plan (the "Plan") is to provide certain compensation to eligible directors and employees in the form of Share Units which either are restricted for a period of time or are subject to satisfaction of certain performance related goals in accordance with the terms and conditions set forth below. The Plan is designed to encourage the continued high level of performance of such directors and employees by increasing the identity of interest of such directors and employees with the shareholders of the Company. The Plan is intended to be an unfunded program established for the purpose of providing compensation for eligible directors and a select group of management employees.

Section 2. Definitions

        For purposes of the Plan, the following terms shall have the following meanings:

  (a)
  "Board of Directors" means the board of directors of the Company.

  (b)
  "Change in Control" means the occurrence of any of the following: (i) any "person" or "group" within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting Shares of the Company, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote for at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) any merger or consolidation of the Company into or with another corporation (other than a corporation controlled by the Company immediately prior to such merger or consolidation), if the Company will not be the surviving corporation or will become a subsidiary of another corporation, or any sale of all or substantially all the assets of the Company.

  (c)
  "Committee" means the Compensation Committee of the Board of Directors.

  (d)
  "Company" means Flowserve Corporation, a New York corporation and its successors in interest. When used with reference to employment, "Company" also includes any business organization, 50% or more of the voting control of which is owned or controlled directly or indirectly, by the Company.

  (e)
  "Eligible Director" means any director of the Company who is not also an employee of the Company.

  (f)
  "Eligible Employee" means any key employee of the Company selected by the Committee.

  (g)
  "Market Value" means the average of the closing prices for a Share as reported on the New York Stock Exchange or other national exchange for a Share as reported on a nationally recognized system of price quotation beginning twenty-one (21) days prior to and ending on the date the value of a Share is to be determined.

  (h)
  "Participant" means any individual to whom Share Units are issued or issuable under the Plan.

  (i)
  "Restriction Period" means a period of time not more than ten (10) years, as determined by the Committee at the time of grant, from the date the Restricted Share Units are granted.

  (j)
  "Restricted Share Units" means Share Units granted under the Plan subject to a Restriction Period.

  (k)
  "Share" or "Shares" means the shares of Common Stock, $1.25 par value of the Company.

  (l)
  "Share Units" means a share-denominated unit with a value equal to the Market Value of a specified number of Shares. Share Units are bookkeeping units entitling the holder to a cash payment and do not represent ownership of Shares or any other equity security.

  (m)
  "Tax Date" means the date as of which Share Units are taxed (for federal income tax purposes) to the Participant.

Section 3. Administration

  (a)
  For Eligible Directors, the Plan shall be administered by the Board of Directors, and for Eligible Employees, the Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Board of Directors and the Committee shall have authority to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan (including performance-related conditions for the issuance and vesting of Restricted Share Units), and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors and the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect. The Committee is authorized to establish performance conditions related to the issuance and vesting of Share Units under the Plan and to certify whether such conditions have been satisfied. The determination of the Committee on any matters within the scope of this section shall be conclusive.

  (b)
  Except as provided in paragraph (c) below, the Board of Directors or the Committee may waive or lessen at any time any condition or restriction with respect to Restricted Share Units issued pursuant to the Plan, provided; however, that if such Restricted Share Units are granted to a member of the Board of Directors, such member shall not participate in the decision by the Board of Directors.

  (c)
  To the extent that the issuance of Restricted Share Units subject to performance-related conditions is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, the Plan shall be interpreted and administered to carry out such intention, and any provision of the Plan that cannot be so interpreted and administered shall to that extent be disregarded.

Section 4. Terms and Conditions

  (a)
  Subject to the other provisions of this Section 4, Restricted Share Units issued pursuant to the Plan shall be subject to the following restrictions:
  i.
  the Participant shall not be entitled to receive payment for the value of such Restricted Share Units until the expiration of the Restriction Period;

  ii.
  such Restricted Share Units shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period;

    iii.
    all such Restricted Share Units shall be forfeited and all rights of the Participant to such Restricted Share Units shall terminate without further obligations on the part of the Company if the Participant ceases to be an employee of the Company (in the case of a Participant who receives Restricted Share Units as an Eligible Employee) or as a director (in the case of a Participant who receives Restricted Share Units as an Eligible Director) prior to the end of the Restriction Period; and

    iv.
    such other lawful restrictions as the Board of Directors or the Committee, in its discretion, imposes at the time of the grant.
  (b)
  Notwithstanding the provisions of paragraph (a) of this Section 4, in the event a Participant ceases to be an employee of the Company (in the case of a Participant who receives Restricted Share Units as an Eligible Employee) or as a director (in the case of a Participant who receives Restricted Share Units as an Eligible Director) prior to the end of a Restriction Period as a result of such Participant's death, disability or normal retirement in accordance with the Company's policies, then the restrictions set forth in paragraph (a) of this Section 4 shall immediately cease to apply.

  (c)
  In the event a Participant who receives Restricted Share Units as an Eligible Employee ceases to be an employee prior to the end of a Restriction Period as a result of such Participant's early retirement in accordance with the Company's policies, such Restricted Share Units shall be forfeited, unless the early retirement of the Participant shall have been approved in advance by the Committee. If the Committee grants such approval, however, the restrictions set forth in paragraphs (a) (i) and (a) (ii) of this Section 4 shall continue until the earlier of the end of the Restriction Period or the date of such Participant's attainment of normal retirement age in accordance with the Company's policies; provided that, in any event, all such Restricted Share Units shall be forfeited and all rights of the Participant to such Restricted Share Units shall terminate without further obligations on the part of the Company if the Participant, directly or indirectly, individually or as an agent, officer, director, employee, shareholder (excluding being the holder of any stock which represents less than 1% interest in a corporation), partner or in any other capacity whatsoever engages, prior to the time such restrictions cease to apply, in any activity competitive with or adverse to the Company's business or in the sale, distribution, production or attempted sale or distribution of any goods, products or services then sold or being developed by the Company.

  (d)
  Upon the occurrence of a Change in Control, all of the restrictions set forth in this Section 4 shall immediately cease to apply to all Restricted Share Units issued pursuant to the Plan.

  (e)
  At the end of the Restriction Period, or at such earlier time as provided for in this Section 4, and if all other conditions including performance-related criteria have been satisfied, the restrictions applicable to any Share Units held by the Participant pursuant to this Section 4 shall cease, and payment for the value of such Participant's Share Units shall be made to the Participant or the Participant's beneficiary or estate, as the case may be. The amount of the cash payment to be made to the Participant for the value of their Share Units shall be calculated as the Market Value per Share multiplied by the number of Shares underlying each Share Unit multiplied by the number of Share Units for which payment is being made, less any amounts withheld pursuant to Section 2 of Article III.

    In the event the Participant has elected to defer their receipt of payment for the value of Share Units pursuant to Article V, such treatment as prescribed by Article V shall prevail.

  (f)
  If required by the Board of Directors or the Committee, each grant of Restricted Share Units shall be evidenced by a written agreement between the Company and the Participant. Such agreement may include a commitment by the Participant to perform services. In addition, the Board of Directors or the Committee may, in connection with and as a condition to a grant of

    Restricted Share Units, require the Participant to execute and deliver to the Company a release form, executed in favor of the Company, to be used by the Company in connection with any forfeiture or other transfer of Restricted Share Units to the Company.

Section 5. Rights as a Holder of Share Units

  (a)
  Following the grant of Restricted Share Units, Participants shall be eligible to receive Dividend Equivalent payments on each Share Unit held, until the earlier of such time the restrictions on such Share Units lapse or such Share Units are converted into Deferred Share Units pursuant to a valid deferred election per Article V of the Plan.

  (b)
  The amount of such Dividend Equivalents which may be payable to Participants for each Share Unit held shall be equal to the value of cash dividends or distributions per Share multiplied by the number of Shares underlying each Share Unit granted to the Participant.

  (c)
  Non-cash dividends or distributions are not payable to Participants as Dividend Equivalents.

  (d)
  Dividend Equivalents shall either be paid to Participants currently or credited to a deferred cash account (as described in Article V Section 2(d)). Determination as to the current payment or deferral of Dividend Equivalents shall be made by the Committee.

  (e)
  No other rights shall be conveyed to Participants by virtue of their holding of Share Units.

Section 6. No Share Unit Certificates; No Rights to Vote or Receive Dividends or Distribution

  (a)
  The Company shall not issue any certificates which represent the Share Units granted to Participants.

  (b)
  The grant of Share Units to Participants shall not entitle such Participants to any rights of a holder of Shares, including the right to vote or receive dividends or distributions.

ARTICLE II.    SHARES UNITS FOR ELIGIBLE DIRECTORS

Section 1. Grants to Eligible Directors

        During the term of the Plan, a portion of the annual cash compensation payable to Eligible Directors shall be payable in Restricted Share Units. The number of Restricted Share Units to be issued shall be based on the Market Value of a Share on the date the compensation is awarded (rounded to the next closest multiple of twenty-five (25) share units). Such grant shall offset the liability of the Company to pay the designated portion (not less than one-half (1/2) of the annual cash retainer so covered by the grant). For an Eligible Director elected to the Board after the Annual Meeting, the Board of Directors shall authorize a grant of Restricted Share Units prorated on a quarterly basis from the date that the Eligible Director was first elected to the Board until the date of the next Annual Meeting.

ARTICLE III.    SHARE UNITS FOR ELIGIBLE EMPLOYEES

Section 1. Grants to Eligible Employees

        From time to time during the term of the Plan, the Committee at its discretion may otherwise authorize grants of Restricted Share Units to Eligible Employees for prior and future service, subject to other applicable provisions of the Plan. The duration of the Restriction Period, and other terms and conditions, if any, relating to issuance, delivery, vesting, payment, forfeiture and performance-based goals shall be as may be determined by the Committee. Performance-based goals shall relate to a specified performance period and may include one or more of the following performance measures: earnings, net cash flows, total shareholder return or economic value added. The Committee shall establish the specific targets for such selected goals. The Committee may also determine that a portion of the total compensation for prior and future service to be paid to an Eligible Employee, pursuant to the Company's incentive compensation programs, shall be paid by granting to such Eligible Employee on the approximate date the compensation was to be awarded, a number of Restricted Share Units determined by dividing the amount of such compensation to be so paid by the Market Value of a Share on the date the compensation was to be awarded (rounded to the nearest whole Share Unit).

        The Committee at its discretion, may delegate its authority to the Company's Chief Executive Officer to so award Restricted Share Units in an amount not to exceed 15,000 Share Units per calendar year to Eligible Employees, provided that any such grant shall be limited to 1,000 Share Units per Eligible Employee per calendar year, and further provided that the Chief Executive Officer shall not be authorized to award any grants to any officers of the Company. The Chief Executive Officer shall, on an annual basis, report all such awards to the Committee, and the Committee's ratification and approval of such awards shall be presumed in the absence of express action by the Committee to the contrary.

Section 2. Withholding Obligations

        The Committee shall retain the right to withhold from any payment to any Participant of the value of Share Units (with respect to which the restrictions have lapsed or performance goals have been satisfied) an amount equal to all or any part of the federal, state and local withholding tax (whether mandatory or permissive) applicable to the payment for the value of such Participant's Share Units (up to a maximum amount determined by the employee's top marginal tax rate). The Company may establish from time to time rules or limitations with respect to the right of a holder to elect to have the Company retain Share Units with respect to which the restrictions have lapsed in satisfaction of withholding payments.

ARTICLE IV.    MISCELLANEOUS

Section 1. Adjustments Upon Changes in Capitalization

        Upon any change in the outstanding Shares by virtue of a share dividend or split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar change, the number of Shares specified as underlying a grant of Share Units or Restricted Share Units shall be adjusted appropriately by the Company, whose determination with respect to such adjustment shall be conclusive, subject to the provisions concerning a Change of Control stated in Article I, Section 4(d).

Section 2. Compliance With Laws

        If applicable, the issuance or delivery of Share Units pursuant to the Plan shall be subject to, and shall comply with, any applicable requirements of federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), any securities exchange upon which the Shares may be listed and any other law or regulation applicable thereto. The Company shall not be obligated to issue or deliver any Share Units pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, violate any such requirements. The foregoing shall not, however, be deemed to require the Company to effect any registration of Share Units under any such law or regulation, although the Company may elect to do so.

Section 3. Amendment and Termination

  (a)
  Subject to the limitations hereinafter set forth, the Committee may from time to time amend the Plan, or any provision thereof, in such respects as the Committee may deem in the best interests of the Company. Any amendment to grant Restricted Share Units to an Eligible Director shall be made or ratified by the Board of Directors.

  (b)
  The Plan shall terminate and no additional Share Units shall be granted under the Plan after the 2012 Annual Meeting, unless extended by the Board for an additional ten (10) year term. However, the Board may also earlier terminate, in either case, if and when no further Shares are available for issuance.

  (c)
  No amendment to or termination or expiration of the Plan shall adversely affect the ultimate forfeiture, vesting, issuance or delivery of any Restricted Share Units previously granted or awarded under the Plan without the consent of the holder thereof.

Section 4. Notices

        Each notice relating to the Plan shall be in writing and delivered in person or by mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered or mailed. Each notice to the Company, the Board of Directors or the Committee shall be addressed as follows: Flowserve Corporation 222 W. Las Colinas Boulevard, Suite 1500, Irving, Texas 75039. Attention: Secretary. Each notice to a Participant shall be addressed to the Participant's address as set forth in the records of the Company. Anyone to whom a notice may be provided under this Plan may designate a new address by written notice to the Company or to the Participants, as the case may be.

Section 5. Benefits of Plan

        The Plan shall inure to the benefit of, and shall be binding upon, each successor and assign of the Company. Rights under the Plan may not be assigned or alienated by any Participant. Nothing in the Plan shall be deemed to create any obligation on the part of the Company to nominate any director for re-election or to continue the employment of any employee, nor shall anything in the Plan be construed to give any Eligible Employee any contract or other right to participate in this Plan in any way which is not approved in advance by the Committee.

Section 6. Taxes

        The Company shall have the right to require, prior to the issuance, delivery, payment, or vesting of any Share Units, payment by the Participant of any taxes required by law with respect to such issuance, delivery, payment, or vesting.

Section 7. Governing Law

        The laws of the State of Texas shall control the interpretation and performance of the provisions of the Plan.

Section 8. Effective Date of the Plan

        The effective date of the Plan is December 1, 2002.

Section 9. Cancellation of Restricted Share Units Through Share Grant

        Notwithstanding anything to the contrary in the Plan, the Committee may, in its discretion, cancel a grant of Restricted Share Units hereunder, provided that the recipient of the cancelled grant receives a grant of Shares by the Company, subject to a Restriction period which corresponds to the Restriction period of the cancelled Restricted Share Units and further provided that the number of Shares so granted is equal to the number of Restricted Share Units of such cancelled grant. Upon such cancellation, all rights of a Participant in the cancelled Restricted Share Unit grant shall fully and immediately cease. No such cancellation may occur after the expiration of a Restriction Period of the applicable Restricted Share Unit grant.

ARTICLE V.    PARTICIPANT DEFERRAL OF RESTRICTED SHARES

Section 1. Forms of Deferral

  (a)
  Participants who are either Eligible Directors or who are Eligible Employees (each an "Eligible Participant") shall be eligible to defer receipt of payment for the value of Share Units or Restricted Share Units under the Plan.

  (b)
  An Eligible Participant may defer the receipt of payment for Restricted Shares Units pursuant to the Plan by filing an appropriate notice with the Secretary of the Company. An election to defer payment shall be effective upon such acceptance and shall apply only to Share Units which either (i) have not yet been granted or awarded or (ii) which vest (in the case of Restricted Share Units) or are issuable (in the case of Share Units subject to performance-related conditions) in the following calendar year or thereafter, provided, in the case of this clause (ii), such election is made and accepted prior to July 1 of the year preceding such vesting or issuance. This election to defer Share Unit or Restricted Share Unit payments (which shall be called "Deferred Share Units" hereafter upon such election) shall remain in effect until terminated or changed as provided in this Plan.

  (c)
  A Participant may terminate any on-going agreement to accept receipt of Deferred Share Units relating to future grants or awards by giving notice of termination to the Company. Any such termination shall be effective only with respect to in the case of Restricted Share Units grants or payment for Share Units which occur on or after the date of the termination notice.

Section 2. Accounts for Deferred Shares

  (a)
  The Company will establish a separate deferred cash account for each Participant who has Deferred Share Units in which the Deferred Share Units will be maintained.

  (b)
  [Reserved]

  (c)
  [Reserved]

  (d)
  Any dividend equivalents paid on the Deferred Share Units held in this account (hereinafter "Dividend Equivalents") will be credited to this account to be established under the Trust in which the amount of the Dividend Equivalents will be recorded for the benefit of the Participant, with interest to be credited to the Dividend Equivalents in the following manner. The Company will credit to each such cash account, as of the first 1st day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Section, computed at an annual rate equal to 120% of the long-term applicable federal rate compounded quarterly as published by the Internal Revenue Service for the beginning month of each calendar quarter to determine imputed interest income for tax purposes.

  (e)
  Any Deferred Share Units and any Dividend Equivalents hereunder credited to the cash deferral account of a Participant, or as any interest or any Dividend Equivalents paid on such Deferred Share Units, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title, or interest in any asset of the Company as a result of any amount of cash or Deferred Share Units credited to a Participant's account or accounts. At all times, a Participant's rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Participant's account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien, encumbrance or charge, and any attempt to take any such action shall be void.

Section 3. Payment for Deferred Share Units

        Payment for Deferred Share Units shall be distributed only in accordance with the following sections, pursuant to the election specified by the Participant.

  (a)
  In the event a Participant ceases to be a director or employee of the Company, as the case may be, for any reason, any Deferred Share Units and the interest and Dividend Equivalents on these Deferred Share Units (other than Deferred Share Units, that have been forfeited) previously or currently credited to his/her account will be paid to the Participant commencing within sixty (60) calendar days of his/her termination in accordance with the method of payment elected by the Participant.

  (b)
  The Participant may elect to receive such payments in a lump sum, in equal annual installments (not exceeding ten (10), or in some designated combination thereof.

  (c)
  If the payment election is a lump sum by the Participant, then interest and Dividend Equivalents will be credited to the account through the date of distribution, and the entire amount of Dividend Equivalents, with applicable interest, will be paid, and the entire Deferred Share Units account balance will be transferred to the Participant within sixty (60) days of his/her termination.

  (d)
  If installment payments have been elected by the Participant, any Dividend Equivalents, with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of installments elected and the first payment made within sixty (60) days of termination. The second and all subsequent installment payments shall be made between January 1st and 30th of each following year. Interest will continue to accrue to the account on the balance remaining in the Participant's account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Share Units, the aggregate number of Deferred Share Units held in the separate account for Deferred Share Units will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Share Units will be distributed with deferred cash payments. Dividend Equivalents from any undistributed or unpaid Deferred Share Units will continue to accrue to the Participant's account, receive applicable interest credit and will be paid with the next applicable deferred installment payment.

  (e)
  If any portion of a Participant's deferred account remains unpaid at his/her death, then after his/her death such amount will be paid (i) to his/her beneficiary(ies) in accordance with the method of payment elected by the Participant (following the procedures for lump sum and installment payments set forth above), or (ii), if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the Participant has terminated service but before the entire Deferred Share Units have been paid out and disbursed, the balance of the cash benefit will be paid to the beneficiary's estate in a lump sum, and the Deferred Share Units benefit will be transferred to such estate in kind.

  (f)
  Notwithstanding anything to the contrary above, no Deferred Share Units shall be paid to the Participant until expiration or termination of the applicable Restriction Period or, if earlier, until the provisions of Article I, Section 4 (a) cease to apply to such Share Units, and until satisfaction of applicable performance related conditions, if any.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed this     day of December, 2002.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff Vice President, Secretary and General Counsel

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  Exhibit 10.51
FLOWSERVE CORPORATION 2002 RESTRICTED STOCK UNIT PLAN
ARTICLE 1. GENERAL PROVISIONS
Section 1. Purpose
Section 2. Definitions
Section 3. Administration
Section 4. Terms and Conditions
Section 5. Rights as a Holder of Share Units
Section 6. No Share Unit Certificates; No Rights to Vote or Receive Dividends or Distribution
ARTICLE II. SHARES UNITS FOR ELIGIBLE DIRECTORS
Section 1. Grants to Eligible Directors
ARTICLE III. SHARE UNITS FOR ELIGIBLE EMPLOYEES
Section 1. Grants to Eligible Employees
Section 2. Withholding Obligations
ARTICLE IV. MISCELLANEOUS
Section 1. Adjustments Upon Changes in Capitalization
Section 2. Compliance With Laws
Section 3. Amendment and Termination
Section 4. Notices
Section 5. Benefits of Plan
Section 6. Taxes
Section 7. Governing Law
Section 8. Effective Date of the Plan
Section 9. Cancellation of Restricted Share Units Through Share Grant
ARTICLE V. PARTICIPANT DEFERRAL OF RESTRICTED SHARES
Section 1. Forms of Deferral
Section 2. Accounts for Deferred Shares
Section 3. Payment for Deferred Share Units